Exhibit 5.1

609 Main Street Houston, TX 77002 United States

+1 713 836 3600	Facsimile:
+1 713 836 3601
www.kirkland.com

March 24, 2025

Summit Midstream Corporation

910 Louisiana Street, Suite 4200

Houston, Texas 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to Summit Midstream Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about March 24, 2025 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, (a) by the Company of an unspecified amount of the following securities, up to $240,000,000 in the aggregate: (i) common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (iii) Preferred Stock represented by depositary shares (“Depositary Shares”), (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or any combination of those securities (“Warrants”), (v) contracts obligating holders to purchase from the Company, and/or the Company to sell to the holders, a certain amount of Common Stock, Preferred Stock or Depositary Shares at a future date or dates (“Purchase Contracts”) and (vi) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Purchase Contracts or any combination of such securities (“Units”); and (b) by the selling stockholders (as defined in the Registration Statement), of up to 7,933,273 shares of Common Stock (the “Resale Common Stock”), including up to 6,524,467 shares of such Resale Common Stock that is issuable to certain of the selling stockholders in exchange for an equivalent number of common units representing limited partner interests in Summit Midstream Partners, LP, a Delaware limited partnership (“SMLP Partnership Units”) (and associated shares of Class B Common Stock, par value $0.01 per share, of the Company (“Class B Common Stock”)), at the option of such selling stockholders, as described in the Registration Statement (the “Exchangeable Common Stock”). The Common Stock (other than the Resale Common Stock), together with the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units, are collectively referred to as the “Primary Securities,” which the Company may offer from time to time in one or more classes or series and in amounts on a delayed or continuous basis (such Primary Securities, together with the Resale Common Stock, are collectively referred to as the “Securities”). Any Preferred Stock may be convertible into or exchangeable for Common Stock or other Primary Securities.

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Summit Midstream Corporation

March 24, 2025

You have advised us that: (i) the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”); (ii) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (the “Depositary”); (iii) the Purchase Contracts will be issued under one or more purchase contracts agreements by and among the Company and the other parties named therein (each, a “Purchase Contract Agreement”); and (iv) the Units will be issued under one or more unit agreements (each, a “Unit Agreement”). Each Warrant Agreement, each Deposit Agreement, each Unit Agreement and each Purchase Contract Agreement shall be referred to herein as a “Governing Document.” Each Depositary and each Warrant Agent shall be referred to herein as a “Governing Document Counterparty.”

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)	the Registration Statement will have become effective and comply with all applicable laws;

Summit Midstream Corporation

March 24, 2025

(ii)	the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii)	if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(v)	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and any applicable Governing Document;

(vi)	the Securities offered, as well as the terms of any applicable Governing Document, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(vii)	the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Primary Securities being offered and to execute and deliver any applicable Governing Document;

(viii)	the Primary Securities offered as well as the terms of any applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(ix)	a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Primary Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(x)	any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Summit Midstream Corporation

March 24, 2025

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.            When the specific terms of any offering or offerings of Common Stock (other than the Resale Common Stock) have been duly authorized and established by the Board of Directors of the Company or a committee thereof and in accordance with provisions of any applicable Purchase Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and such shares of Common Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

2.            Upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock by the Board of Directors of the Company or a committee thereof and proper filing with the Secretary of State of the State of Delaware of a certificate of designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and such shares of Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization and the applicable Purchase Agreement and applicable law (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

3.            When, as and if (i) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (iii) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.            When, as and if (i) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (iii) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (iv) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the applicable Deposit Agreement.

Summit Midstream Corporation

March 24, 2025

5.           When, as and if (i) any Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Purchase Contracts, (iii) the Purchase Contracts have been duly executed and delivered by duly authorized officers, and (iv) the Primary Securities issuable upon exercise of such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.            When, as and if (i) any Units have been duly authorized and duly established in accordance with applicable law, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including a form of certificate evidencing the Units) and the related Unit Agreement, (iii) the Units and the related Unit Agreement with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment therefor in accordance with such authorization and the applicable Unit Agreement, and (iv) the Primary Securities issuable upon exercise of such Units and Unit Agreement have been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Units and Unit Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.            The Resale Common Stock (other than the Exchangeable Common Stock) proposed to be sold by the selling stockholders is validly issued, fully paid and nonassessable. If and when the applicable selling stockholders exchange their SMLP Partnership Units (and associated shares of Class B Common Stock) for Exchangeable Common Stock, such Exchangeable Common Stock will be validly issued, fully paid and nonassessable shares of Common Stock.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, and (v) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

Summit Midstream Corporation

March 24, 2025

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or accumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by the applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Warrant Agent, Depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

Summit Midstream Corporation

March 24, 2025

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP